Exhibit 99.1

Toast Announces Third Quarter 2023 Financial Results

Added over 6,500 net new locations in third quarter 2023
Annualized recurring run-rate (ARR) as of September 30, 2023 grew 40% year-over-year
Third quarter net loss was $(31) million and Adjusted EBITDA was $35 million

BOSTON, MA – November 7, 2023 – Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today reported financial results for the third quarter ended September 30, 2023.

“Toast delivered solid results in the third quarter. ARR grew 40% to over $1.2 billion with our consistent go-to-market execution driving strong net location additions combined with continued ARPU growth. Our focus on balancing durable top line growth with efficiency led to our seventh consecutive quarter of Adjusted EBITDA margin expansion,” said Toast CEO Chris Comparato.

“Toast is well-positioned to be the trusted platform for restaurants of all sizes and types, remaining at the forefront of this generational opportunity to transform the industry with technology. On January 1, 2024, Aman Narang will become CEO of Toast as I shift focus to my Board role. Aman’s been an incredible partner and I’m confident he will lead Toast into its next era of growth, and continue to raise the bar on innovation to support the restaurant industry. I’m grateful to all our Toasters worldwide who continue to lead with humility and live our mission to empower the restaurant community to delight guests, do what they love, and thrive.”

Financial Highlights for the Third Quarter of 2023

•ARR as of September 30, 2023 was $1,218 million, up 40% year-over-year.
•Gross Payment Volume (GPV) increased 34% year-over-year to $33.7 billion.
•Total locations increased 34% year-over-year to approximately 99,000, with net new locations of over 6,500 in Q3 2023.
•Revenue grew 37% year-over year to $1,032 million.
•Gross profit of $226 million was up 50% year-over-year. Non-GAAP gross profit grew 49% year-over year to $244 million.
•Net loss was $(31) million in Q3 2023 compared to net loss of $(98) million in Q3 2022. Adjusted EBITDA was $35 million in Q3 2023 compared to Adjusted EBITDA of $(19) million in Q3 2022.
•Net cash provided by operating activities of $47 million and Free Cash Flow of $37 million in Q3 2023, compared to net cash (used in) operating activities of $(69) million and Free Cash Flow of $(80) million, respectively, in Q3 2022.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook

For the fourth quarter ending December 31, 2023, Toast expects to report:
•Revenue in the range of $1.00 billion to $1.03 billion
•Adjusted EBITDA in the range of $5 million to $15 million

For the full year ending December 31, 2023, Toast expects to report:
•Revenue in the range of $3.83 billion to $3.86 billion (up from $3.81 billion to $3.87 billion)
•Adjusted EBITDA in the range of $38 million to $48 million (up from $15 million to $35 million)

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” below.

Recent Business Highlights

•Toast announced the appointment of Aman Narang as CEO, effective January 1, 2024. Narang has served as Toast’s Co-President since December 2012 and Chief Operating Officer since June 2021. He will take over as CEO from Chris Comparato, who has served as the company’s CEO since February 2015, leading Toast through a remarkable period of growth with a focus on profitability and operational excellence. Both Comparato and Narang will remain on the Board and Lead Independent Director Mark Hawkins will become Chair.
•To help cafes, coffee shops, and bakeries add new revenue streams, speed up service with faster workflows, and grow their business, Toast announced Toast for Cafes & Bakeries. New products included in the launch include Catering Online Ordering and Restaurant Retail, which can benefit restaurants of all types.
•Toast announced significant updates to the Toast platform, including the launch of a new mobile app and an enhanced point-of-sale (POS) experience. The new Toast Now mobile app is designed to meet the dynamic nature of how owners and operators manage restaurants, and Toast’s new POS experience has been reimagined from the ground up, resulting in a system that is easier to set up, learn, and use.
•Toast committed to fight food waste with new innovation and philanthropic investments. Toast launched Food Waste Reduction (FWR), a set of features available to all Toast customers at no additional cost, designed to help restaurants measure and manage food waste in their operations—and save money doing so. Toast.org, the company’s social impact arm, will bolster its commitment to creating a more sustainable food ecosystem with a $1 million partnership with ReFED, a national nonprofit dedicated to ending food loss and waste.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Tuesday, November 7, 2023 to discuss the results. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a single platform of software as a service, or SaaS, products and financial technology solutions that give restaurants everything they need to run their business across point of sale, operations, digital ordering and delivery, marketing and loyalty, and team management. By serving as the restaurant operating system across dine-in, takeout, and delivery channels, Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.

Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations; cash flows; guidance on financial results for the fourth fiscal quarter and full year of 2023; future operating results; the expectations of demand for Toast’s products and growth of its business; the growth rates in the markets in which Toast competes; Toast’s investments in technology and infrastructure; success of Toast’s marketing and sales strategies; Toast’s leadership transition plan; the expected results of the launch of Toast Now, Toast for Cafes & Bakeries, new functionalities including the new POS experience, Catering Online Ordering and Restaurant Retail, and the benefits of such launch and functionalities on Toast’s business and operations; Toast’s ability to deliver innovative solutions; Toast’s ability to attract and retain customers both in the U.S. and globally; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Annual Report on Form 10-K for the year ended December 31, 2022, Toast’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Subscription services	$131	$90	$358	$230
Financial technology solutions	856	628	2,338	1,628
Hardware	34	27	106	86
Professional services	11	7	27	19
Total revenue	1,032	752	2,829	1,963
Costs of revenue:
Subscription services	43	29	118	81
Financial technology solutions	674	494	1,828	1,289
Hardware	58	52	181	165
Professional services	30	25	90	71
Amortization of acquired intangible assets	1	1	4	4
Total costs of revenue	806	601	2,221	1,610
Gross profit	226	151	608	353
Operating expenses:
Sales and marketing	100	84	299	232
Research and development	87	74	264	203
General and administrative	98	78	276	203
Total operating expenses	285	236	839	638
Loss from operations	(59)	(85)	(231)	(285)
Other income (expense):
Interest income, net	10	3	27	5
Change in fair value of warrant liability	18	(21)	(5)	102
Other income (expense), net	—	1	—	(1)
Loss before benefit (provision) for income taxes	(31)	(102)	(209)	(179)
Benefit (provision) for income taxes	—	4	(1)	4
Net loss	$(31)	$(98)	$(210)	$(175)
Net loss per share attributable to common stockholders:
Basic	$(0.06)	$(0.19)	$(0.40)	$(0.34)
Diluted	$(0.09)	$(0.19)	$(0.40)	$(0.54)
Weighted average shares used in computing net loss per share:
Basic	535,219,532	513,719,867	529,535,807	509,507,937
Diluted	536,534,932	513,719,867	529,535,807	510,000,352

TOAST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except share and per share amounts)

	September 30, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$514	$547
Marketable securities	516	474
Accounts receivable, net	95	77
Inventories, net	98	110
Deferred costs, net	56	44
Prepaid expenses and other current assets	201	155
Total current assets	1,480	1,407
Property and equipment, net	69	61
Operating lease right-of-use assets	23	77
Intangible assets, net	28	29
Goodwill	113	107
Restricted cash	49	28
Deferred costs, non-current	59	38
Other non-current assets	13	14
Total non-current assets	354	354
Total assets	$1,834	$1,761
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$27	$30
Operating lease liabilities	10	14
Deferred revenue	38	39
Accrued expenses and other current liabilities	499	413
Total current liabilities	574	496
Warrants to purchase common stock	72	68
Operating lease liabilities, non-current	22	80
Deferred revenue, non-current	14	7
Other long-term liabilities	3	12
Total liabilities	685	663
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock- par value $0.000001; 100,000,000 shares authorized, no shares issued or outstanding	—	—
Class A common stock, $0.000001 par value- 7,000,000,000 shares authorized, 423,611,258 and 353,094,009 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Class B common stock, $0.000001 par value- 700,000,000 shares authorized, 114,944,182 and 169,933,289 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Treasury stock, at cost- 225,000 shares outstanding at September 30, 2023 and December 31, 2022	—	—
Accumulated other comprehensive loss	(2)	(2)
Additional paid-in capital	2,738	2,477
Accumulated deficit	(1,587)	(1,377)
Total stockholders’ equity	1,149	1,098
Total liabilities and stockholders’ equity	$1,834	$1,761

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(31)	$(98)	$(210)	$(175)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8	6	22	18
Stock-based compensation expense	71	57	206	167
Amortization of deferred costs	16	12	44	32
Change in fair value of warrant liability	(18)	21	5	(102)
Credit loss expense	19	11	44	18
Stock-based charitable contribution expense	10	—	10	—
Asset impairments	—	—	15	—
Other	(2)	(2)	(14)	1
Changes in operating assets and liabilities:
Accounts receivable, net	18	(15)	(24)	(30)
Prepaid expenses and other current assets	(4)	(6)	(7)	(17)
Deferred costs, net	(27)	(18)	(77)	(53)
Inventories, net	9	(33)	13	(53)
Accounts payable	(15)	(8)	(3)	(12)
Accrued expenses and other current liabilities	(7)	15	17	91
Deferred revenue	(1)	(5)	6	(9)
Operating lease right-of-use assets and operating lease liabilities	(1)	—	—	—
Other assets and liabilities	2	(6)	(4)	(13)
Net cash provided by (used in) operating activities	47	(69)	43	(137)
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	(46)	(9)	(46)
Capitalized software	(10)	(5)	(27)	(10)
Purchases of property and equipment	—	(6)	(4)	(13)
Purchases of marketable securities	(128)	(47)	(479)	(187)
Proceeds from the sale of marketable securities	10	9	23	41
Maturities of marketable securities	99	112	414	190
Other investing activities	(2)	—	(3)	—
Net cash provided by (used in) investing activities	(31)	17	(85)	(25)
Cash flows from financing activities:
Change in customer funds obligations, net	(4)	(11)	27	26
Proceeds from issuance of common stock	16	5	31	12
Payment of contingent consideration	—	—	—	(2)
Net cash provided by (used in) financing activities	12	(6)	58	36
Net increase (decrease) in cash, cash equivalents, cash held on behalf of customers and restricted cash	28	(58)	16	(126)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	—	(1)	(1)	(1)
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	622	783	635	851
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$650	$724	$650	$724
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	$514	$644	$514	$644
Cash held on behalf of customers	87	61	87	61
Restricted cash	49	19	49	19
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$650	$724	$650	$724

TOAST, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)(in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Supplemental disclosure of non-cash investing and financing activities:
Issuance of Class B common stock upon exercise of common stock warrants	—	—	1	18

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net (loss) income, adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income, net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition expenses, fair value adjustments on warrant liabilities, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses related to early termination of leases (which includes associated asset impairments), and stock-based charitable contribution expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs.

Adjusted EBITDA, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of our platform, which in turn drives our financial performance. As our customers generate more sales and therefore more GPV, we generally see higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate this metric, we first calculate recurring run-rate on a monthly basis. Monthly Recurring Run-Rate, or MRR, is measured on the final day of each month as the sum of (i) our monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) our in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. We believe this approach provides an indication of our scale, while also controlling for short-term fluctuations in payments volume. Our ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with our platform, pricing, competitive offerings, economic conditions, or overall changes in our customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect our revenue or gross profit determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, and should be viewed independently of, and not combined with or substituted for, our revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of our future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(dollars in billions)	2023	2022	% Growth	2023	2022	% Growth
Gross Payment Volume (GPV)	$33.7	$25.2	34%	$92.5	$66.3	40%

	As of September 30,
(dollars in millions)	2023	2022	% Growth
Annualized Recurring Run-Rate (ARR)	$1,218	$868	40%

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2023	2022	2023	2022
Net loss	$(31)	$(98)	$(210)	$(175)
Stock-based compensation expense and related payroll tax	74	58	216	170
Depreciation and amortization	9	6	22	18
Interest income, net	(10)	(3)	(27)	(5)
Change in fair value of warrant liability	(18)	21	5	(102)
Termination of leases	1	1	14	(1)
Stock-based charitable contribution expense	10	—	10	—
Acquisition expenses	—	—	1	2
Provision (benefit) for income taxes	—	(4)	1	(4)
Adjusted EBITDA	$35	$(19)	$32	$(97)
Sums may not equal totals due to rounding.

Non-GAAP Costs of Revenue	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2023	2022	2023	2022
Costs of revenue	$806	$601	$2,221	$1,610
Stock-based compensation expense and related payroll tax	12	9	34	25
Depreciation and amortization	6	4	16	12
Non-GAAP costs of revenue	$788	$588	$2,171	$1,573
Sums may not equal totals due to rounding.

Non-GAAP Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2023	2022	2023	2022
Gross profit	$226	$151	$608	$353
Stock-based compensation expense and related payroll tax	12	9	34	25
Depreciation and amortization	6	4	16	12
Non-GAAP gross profit	$244	$164	$658	$390
Sums may not equal totals due to rounding.

Non-GAAP Sales and Marketing Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2023	2022	2023	2022
Sales and marketing expenses	$100	$84	$299	$232
Stock-based compensation expense and related payroll tax	16	12	47	38
Depreciation and amortization	1	1	2	2
Non-GAAP sales and marketing expenses	$83	$71	$250	$192

Non-GAAP Research and Development Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2023	2022	2023	2022
Research and development expenses	$87	$74	$264	$203
Stock-based compensation expense and related payroll tax	24	19	72	53
Depreciation and amortization	1	—	2	1
Non-GAAP research and development expenses	$62	$55	$190	$149

Non-GAAP General and Administrative Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2023	2022	2023	2022
General and administrative expenses	$98	$78	$276	$203
Stock-based compensation expense and related payroll tax	22	19	64	54
Depreciation and amortization	1	1	2	2
Termination of leases	1	1	14	(1)
Stock-based charitable contribution expense	10	—	10	—
Acquisition expenses	—	—	1	2
Non-GAAP general and administrative expenses	$64	$57	$185	$146

Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$47	$(69)	$43	$(137)
Purchases of property and equipment	—	(6)	(4)	(13)
Capitalized software	(10)	(5)	(27)	(10)
Free Cash Flow	$37	$(80)	$12	$(160)

TOST-FIN

Source: Toast